Exhibit 99.1

NEWS RELEASE

Apache Corporation Announces Fourth-Quarter and Full-Year 2020

Financial and Operational Results

Fourth-Quarter Highlights

•	Reported production of 411,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 365,000 BOE per day;

•	Delivered net cash from operating activities of $498 million and adjusted EBITDAX of $630 million;

•	Exceeded fourth quarter adjusted production guidance; delivered upstream capital investment and LOE below guidance; and

•	Continued exploration success with three oil discoveries in Suriname, Egypt and North Sea at Keskesi, Tayim-North and Losgann prospects, respectively.

Full-Year 2020 Highlights

•	Responded quickly and decisively to the COVID-19 pandemic, successfully protected employees, minimized operational disruptions and preserved the balance sheet;

•	Decreased upstream capital investment by 58% year over year; achieved annual run-rate cost savings associated with organizational redesign in excess of $400 million;

•	Achieved a 100% success rate on Block 58 exploration drilling campaign offshore Suriname;

•	Significantly improved short-term debt profile by reducing Apache bond maturities to only $337 million prior to November 2025; and

•	Increased ESG short-term incentive compensation weighting from 10% to 20% and refined our focus areas to air, water, communities and people.

2021 Outlook

•

Planning 2021 upstream capital investment budget of $1.1 billion, representing a measured increase of 11% from 2020 actuals; program expected to deliver substantial free cash flow at current strip prices;

•	Projecting a modest 4Q 2020 to 4Q 2021 decline in adjusted oil production of approximately 1%; and

•	Established compensation-linked ESG goals tied to emissions and water-use targets, including a goal to eliminate routine U.S. onshore flaring by the end of 2021.

HOUSTON, Feb. 24, 2021 – Apache Corporation (Nasdaq: APA) today announced its financial and operational results for the fourth-quarter and full-year 2020.

Apache reported net income attributable to common stock of $10 million, or on a fully diluted basis, a loss of $16 million or $0.04 per share during the fourth-quarter 2020. When adjusted for certain items that impact the comparability of results, Apache’s fourth-quarter loss totaled $20 million or $0.05 on a diluted share basis. Net cash provided by operating activities in the fourth quarter was $498 million, and adjusted EBITDAX was $630 million.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2020

FINANCIAL AND OPERATIONAL RESULTS

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For the full-year 2020, Apache reported a loss of $4.9 billion, or $12.86 per diluted common share. On an adjusted basis, Apache’s 2020 loss totaled $407 million or $1.08 per diluted common share. Net cash provided by operating activities was $1.4 billion, and adjusted EBITDAX was $2.2 billion.

“Apache’s fourth quarter was a positive conclusion to a challenging year. Commodity prices held firm, and we executed well on our production, capital spending and costs objectives while also delivering promising exploration results internationally,” said John J. Christmann IV, Apache’s chief executive officer and president.

“Apache acted quickly and decisively in the face of the extreme market conditions early in 2020. Within three days of the March 9 oil price crash, we took aggressive and necessary measures to protect our financial position. As a result, we were able to absorb significant revenue losses relative to our original plan without further leveraging our balance sheet,” continued Christmann. “We exceeded our cost reduction goals while continuing to deliver excellent employee health, safety and environmental performance. I’m especially proud of our team’s swift response to the pandemic. To date, we have had no known cases of a COVID-19 transmission from one Apache employee or contractor to another.

“It was also a banner year on the exploration front, as we announced three discoveries offshore Suriname, followed by a fourth discovery announced in January 2021, achieving a 100% success rate on Block 58 to date. We look forward to a continuation of the exploration program, as well as an appraisal program, which is now underway.”

ESG Focus

During the year, Apache developed and implemented robust COVID-19 employee safety protocols, provided pandemic assistance to the communities in which it operates and advanced diversity and inclusion programs. The company also enhanced its greenhouse gas data collection processes, expanded disclosures to more closely align with the Task Force on Climate-related Financial Disclosures (TCFD), and increased ESG-related short-term incentive compensation weighting from 10% to 20%.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2020

FINANCIAL AND OPERATIONAL RESULTS

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2021 Capital Budget and Outlook

In 2021, Apache plans to invest $1.1 billion in upstream oil and gas capital, approximately $200 million for exploration and $900 million for production and development activities. This capital program will be more than fully funded by internally generated cash flow under an assumed price deck of $45 WTI oil and $3.00 Henry Hub natural gas.

“Our strategic approach remains centered around capital discipline and flexibility. We have established a 2021 capital plan that prioritizes generating free cash flow for debt reduction,” Christmann said. “We will continue to aggressively manage our cost structure, focus on long-term returns over short-term growth, continuously progress our ESG efforts, and advance our global exploration activities, most notably offshore Suriname.”

Year-End 2020 Proved Reserves

Worldwide estimated proved reserves totaled 874 million BOE at year-end 2020. More than 91% of Apache’s estimated proved reserves at year-end 2020 were classified as proved developed. During the year, Apache added approximately 78 million BOE in field extensions and discoveries. Production and divestitures reduced proved reserves by 161 million and 9.6 million BOE, respectively. Negative price revisions, partially offset by positive performance revisions, further reduced proved reserves by 45 million BOE.

Conference Call

Apache will host a conference call to discuss its fourth-quarter and full-year 2020 results at 10 a.m. Central time, Thursday, Feb. 25. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning at approximately 4 p.m. Central time Feb. 25. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 7773126. Sign up for email alerts to be reminded of the webcast at investor.apachecorp.com/alerts/email-alerts-subscription.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2020

FINANCIAL AND OPERATIONAL RESULTS

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About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom and exploration activities offshore Suriname. Apache posts announcements, operational updates, investor information and all press releases on its website, www.apachecorp.com. Specific information concerning Suriname, ESG performance and other investor-related topics are posted at investor.apachecorp.com.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

Non-GAAP Financial Measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2020

FINANCIAL AND OPERATIONAL RESULTS

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based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2019 Form 10-K and in our quarterly reports on Form 10-Q filed, and 2020 Form 10-K when filed, with the Securities and Exchange Commission (“SEC”) for a discussion of risk factors that affect our business. Any forward-looking statement made by Apache in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Apache undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019 (and Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2020, when filed) available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286 Gary Clark

Media: (713) 296-7276 Phil West

Website: www.apachecorp.com

APA-F

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter		For the Year Ended
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$776	$1,316	$3,106	$5,230
Natural gas revenues	181	188	598	678
Natural gas liquids revenues	101	121	333	407

	1,058	1,625	4,037	6,315
Purchased oil and gas sales	161	104	398	176

Total revenues	1,219	1,729	4,435	6,491
Derivative instrument gain (loss), net	39	5	(223)	(35)
Gain on divestitures, net	8	23	32	43
Other, net	23	21	64	54

	1,289	1,778	4,308	6,553

OPERATING EXPENSES:
Lease operating expenses	269	343	1,127	1,447
Gathering, processing and transmission	68	76	274	306
Purchased oil and gas costs	150	82	357	142
Taxes other than income	33	66	123	207
Exploration	87	585	274	805
General and administrative	76	83	290	406
Transaction, reorganization and separation	10	33	54	50
Depreciation, depletion and amortization:
Oil and gas property and equipment	359	676	1,643	2,512
Other assets	31	45	129	168
Asset retirement obligation accretion	28	27	109	107
Impairments	9	2,700	4,501	2,949
Financing costs, net	99	97	267	462

	1,219	4,813	9,148	9,561

NET INCOME (LOSS) BEFORE INCOME TAXES	70	(3,035)	(4,840)	(3,008)
Current income tax provision	56	146	176	660
Deferred income tax provision (benefit)	(41)	66	(112)	14

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	55	(3,247)	(4,904)	(3,682)
Net income (loss) attributable to noncontrolling interest—Egypt	17	42	(121)	167
Net income (loss) attributable to noncontrolling interest—Altus	8	(329)	1	(334)
Net income attributable to Altus Preferred Unit limited partners	20	16	76	38

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$10	$(2,976)	$(4,860)	$(3,553)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.03	$(7.89)	$(12.86)	$(9.43)
Diluted	$(0.04)	$(7.89)	$(12.86)	$(9.43)
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	378	377	378	377
Diluted	378	377	378	377
DIVIDENDS DECLARED PER COMMON SHARE	$0.025	$0.25	$0.10	$1.00

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	4Q20 to 3Q20	4Q20 to 4Q19	December 31, 2020	December 31, 2019
OIL VOLUME—Barrels per day
United States	73,946	83,178	108,430	-11%	-32%	88,249	105,051
Egypt (1, 2)	69,351	79,194	79,119	-12%	-12%	75,384	84,617
North Sea	50,525	48,755	50,226	4%	1%	50,386	49,746

International (1)	119,876	127,949	129,345	-6%	-7%	125,770	134,363

Total (1)	193,822	211,127	237,775	-8%	-18%	214,019	239,414

NATURAL GAS VOLUME—Mcf per day
United States	533,158	597,686	658,395	-11%	-19%	561,731	639,580
Egypt (1, 2)	275,663	286,744	275,811	-4%	0%	274,175	285,972
North Sea	56,883	53,137	63,681	7%	-11%	57,464	54,642

International (1)	332,546	339,881	339,492	-2%	-2%	331,639	340,614

Total (1)	865,704	937,567	997,887	-8%	-13%	893,370	980,194

NGL VOLUME—Barrels per day
United States	70,170	75,266	80,405	-7%	-13%	74,136	68,381
Egypt (1, 2)	581	611	788	-5%	-26%	754	931
North Sea	1,901	1,976	1,920	-4%	-1%	1,936	1,739

International (1)	2,482	2,587	2,708	-4%	-8%	2,690	2,670

Total (1)	72,652	77,853	83,113	-7%	-13%	76,826	71,051

BOE per day
United States	232,975	258,058	298,567	-10%	-22%	256,007	280,029
Egypt (1, 2)	115,876	127,595	125,875	-9%	-8%	121,834	133,209
North Sea	61,907	59,588	62,760	4%	-1%	61,899	60,592

International (1)	177,783	187,183	188,635	-5%	-6%	183,733	193,801

Total (1)	410,758	445,241	487,202	-8%	-16%	439,740	473,830

Total excluding noncontrolling interests	372,058	402,615	445,209	-8%	-16%	399,026	429,377

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	23,167	26,459	26,384			25,206	28,220
Gas (Mcf/d)	92,036	95,776	92,075			91,540	95,539
NGL (b/d)	194	204	263			251	310
BOE per day	38,700	42,626	41,993	-9%	-8%	40,714	44,453
(2) Egypt Gross Production
Oil (b/d)	141,251	159,941	185,704			164,104	193,886
Gas (Mcf/d)	617,465	649,566	677,819			641,069	708,682
NGL (b/d)	1,115	1,175	1,462			1,429	1,722
BOE per day	245,277	269,377	300,136	-9%	-18%	272,378	313,722

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Year Ended
	December 31,	September 30,	December 31,	4Q20 to 3Q20	4Q20 to 4Q19	December 31,	December 31,
	2020	2020	2019			2020	2019
OIL VOLUME - Barrels per day
United States	73,946	83,178	108,430	-11%	-32%	88,249	105,051
Egypt	41,229	46,198	42,120	-11%	-2%	46,581	44,773
North Sea	50,525	48,755	50,226	4%	1%	50,386	49,746

International	91,754	94,953	92,346	-3%	-1%	96,967	94,519

Total	165,700	178,131	200,776	-7%	-17%	185,216	199,570

NATURAL GAS VOLUME - Mcf per day
United States	533,158	597,686	658,395	-11%	-19%	561,731	639,580
Egypt	171,192	175,667	159,242	-3%	8%	173,694	165,159
North Sea	56,883	53,137	63,681	7%	-11%	57,464	54,642

International	228,075	228,804	222,923	0%	2%	231,158	219,801

Total	761,233	826,490	881,318	-8%	-14%	792,889	859,381

NGL VOLUME - Barrels per day
United States	70,170	75,266	80,405	-7%	-13%	74,136	68,381
Egypt	387	407	474	-5%	-18%	503	550
North Sea	1,901	1,976	1,920	-4%	-1%	1,936	1,739

International	2,288	2,383	2,394	-4%	-4%	2,439	2,289

Total	72,458	77,649	82,799	-7%	-12%	76,575	70,670

BOE per day
United States	232,975	258,058	298,567	-10%	-22%	256,007	280,029
Egypt	70,148	75,883	69,134	-8%	1%	76,032	72,850
North Sea	61,907	59,588	62,760	4%	-1%	61,899	60,592

International	132,055	135,471	131,894	-3%	0%	137,931	133,442

Total	365,030	393,529	430,461	-7%	-15%	393,938	413,471

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
AVERAGE OIL PRICE PER BARREL
United States	$41.05	$39.60	$56.26	$37.42	$54.71
Egypt	43.82	41.51	63.11	39.95	63.76
North Sea	45.45	42.10	64.07	42.88	65.10
International	44.52	41.73	63.48	41.13	64.25
Total	43.21	40.88	60.19	39.60	60.05
AVERAGE NATURAL GAS PRICE PER MCF
United States	$1.68	$1.40	$1.50	$1.22	$1.26
Egypt	2.77	2.82	2.86	2.79	2.83
North Sea	5.40	2.58	4.30	3.19	4.48
International	3.22	2.78	3.13	2.86	3.09
Total	2.27	1.90	2.05	1.83	1.90
AVERAGE NGL PRICE PER BARREL
United States	$14.45	$13.06	$15.00	$11.21	$14.95
Egypt	34.46	25.88	36.47	27.83	33.87
North Sea	33.38	27.08	44.22	29.73	36.83
International	33.63	26.80	41.97	29.20	35.80
Total	15.11	13.51	15.88	11.84	15.74

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Unproved leasehold impairments	$15	$545	$101	$619
Dry hole expense	58	24	110	57
Geological and geophysical expense	6	5	20	59
Exploration overhead and other	8	11	43	70

	$87	$585	$274	$805

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$498	$778	$1,388	$2,867

Additions to upstream oil and gas property	(196)	(580)	(1,274)	(2,634)
Additions to Altus gathering, processing, and transmission facilities	(1)	(33)	(28)	(327)
Contributions to Altus equity method interests	(41)	(164)	(327)	(501)
Acquisition of Altus equity method interests	—	—	—	(671)
Proceeds from sale of oil and gas properties	34	128	166	718
Other, net	14	(14)	(3)	(31)

Net cash used in investing activities	$(190)	$(663)	$(1,466)	$(3,446)

Apache debt borrowings and payments, net	(200)	—	145	(161)
Altus credit facility borrowings	44	161	228	396
Distributions to noncontrolling interest - Egypt	(30)	(70)	(91)	(305)
Distributions to Altus Preferred Unit limited partners	(12)	—	(23)	—
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	—	—	—	611
Dividends paid	(10)	(94)	(123)	(376)
Other	—	(28)	(43)	(53)

Net cash provided by financing activities	$(208)	$(31)	$93	$112

SUMMARY BALANCE SHEET INFORMATION

	December 31,	December 31,
	2020	2019
Cash and cash equivalents	$262	$247
Other current assets	1,584	1,714
Property and equipment, net	8,819	14,158
Other assets	2,081	1,988

Total assets	$12,746	$18,107

Current debt- Apache *	$2	$1
Current debt - Altus	—	10
Current liabilities	1,306	1,844
Long-term debt - Apache *	8,146	8,159
Long-term debt - Altus	624	396
Deferred credits and other noncurrent liabilities	2,705	2,677
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	608	555
Apache shareholders’ equity (deficit)	(1,639)	3,255
Noncontrolling interest - Egypt	925	1,137
Noncontrolling interest - Altus	69	73

Total Liabilities and equity	$12,746	$18,107

Common shares outstanding at end of period	377	377

*	Excludes Altus

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net cash provided by operating activities	$498	$304	$778	$1,388	$2,867
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	14	17	16	63	129
Current income tax provision	56	58	146	176	660
Other adjustments to reconcile net income to net cash provided by operating activities	(57)	(31)	(15)	(102)	(50)
Changes in operating assets and liabilities	2	97	42	186	3
Financing costs, net	107	111	97	427	387
Transaction, reorganization & separation costs	10	7	33	54	50

Adjusted EBITDAX (Non-GAAP)	$630	$563	$1,097	$2,192	$4,046

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	December 31, 2020				December 31, 2019
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income (loss) including noncontrolling interests (GAAP)	$70	$(15)	$55	$0.15	$(3,035)	$(212)	$(3,247)	$(8.61)
Income (loss) attributable to noncontrolling interests	37	(12)	25	0.07	(191)	(96)	(287)	(0.77)
Income attributable to Altus preferred unit limited partner	20	—	20	0.05	16	—	16	0.05

Net income (loss) attributable to common stock— Basic	13	(3)	10	0.03	(2,860)	(116)	(2,976)	(7.89)
Effect of dilutive securities **	(26)	—	(26)	(0.07)	—	—	—	—

Net income (loss) attributable to common stock— Diluted	(13)	(3)	(16)	(0.04)	(2,860)	(116)	(2,976)	(7.89)
Adjustments: *
Asset and unproved leasehold impairments	24	(5)	19	0.05	3,245	(682)	2,563	6.78
Noncontrolling interest impact on Altus impairments	—	—	—	—	(269)	57	(212)	(0.56)
Noncontrolling interest & tax barrel impact on Egypt adjustments	(1)	—	(1)	—	—	—	—	—
Valuation allowance and other tax adjustments	—	(7)	(7)	(0.01)	—	655	655	1.74
Gain on extinguishment of debt	(8)	2	(6)	(0.02)	—	—	—	—
Unrealized derivative instrument gain, net	(55)	11	(44)	(0.12)	(8)	1	(7)	(0.02)
Noncontrolling interest on Altus preferred units embedded derivative	8	(1)	7	0.02	(1)	—	(1)	—
Effect of dilutive securities **	26	—	26	0.07	—	—	—	—
Transaction, reorganization & separation costs	10	(2)	8	0.02	33	(7)	26	0.07
(Gain)/loss on divestitures, net	(8)	1	(7)	(0.02)	(23)	5	(18)	(0.04)
Drilling contract termination charges	1	—	1	—	—	—	—	—

Adjusted earnings (Non-GAAP)	$(16)	$(4)	$(20)	$(0.05)	$117	$(87)	$30	$0.08

	For the Year Ended				For the Year Ended
	December 31, 2020				December 31, 2019
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net loss including noncontrolling interests (GAAP)	$(4,840)	$(64)	$(4,904)	$(12.98)	$(3,008)	$(674)	$(3,682)	$(9.77)
Loss attributable to noncontrolling interest	(83)	(37)	(120)	(0.32)	44	(211)	(167)	(0.44)
Income attributable to Altus preferred unit limited partner	76	—	76	0.20	38	—	38	0.10

Net loss attributable to common stock - Basic	(4,833)	(27)	(4,860)	(12.86)	(3,090)	(463)	(3,553)	(9.43)
Effect of dilutive securities **	—	—	—	—	—	—	—	—

Net loss attributable to common stock - Diluted	(4,833)	(27)	(4,860)	(12.86)	(3,090)	(463)	(3,553)	(9.43)
Adjustments: *
Asset and unproved leasehold impairments	4,602	(856)	3,746	9.90	3,568	(750)	2,818	7.45
Noncontrolling interest impact on Altus impairments	—	—	—	—	(271)	57	(214)	(0.56)
Noncontrolling interest & tax barrel impact on Egypt adjustments	(172)	(7)	(179)	(0.47)	—	—	—	—
Valuation allowance and other tax adjustments	—	925	925	2.45	—	854	854	2.27
(Gain)/Loss on extinguishment of debt	(160)	34	(126)	(0.33)	75	(16)	59	0.16
Unrealized derivative instrument losses, net	87	(18)	69	0.19	44	(11)	34	0.10
Noncontrolling interest on Altus preferred units embedded derivative	(8)	2	(6)	(0.02)	(1)	—	(1)	(0.01)
Transaction, reorganization & separation costs	54	(12)	42	0.11	50	(11)	39	0.11
Gain on divestitures, net	(32)	9	(23)	(0.06)	(43)	9	(34)	(0.09)
Drilling contract termination charges	7	(2)	5	0.01	—	—	—	—

Adjusted Earnings (Non-GAAP)	$(455)	$48	$(407)	$(1.08)	$332	$(331)	$2	$0.00

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
**

The assumed conversion of Altus’ Preferred Unit limited partner is primarily associated with unrealized gains on the Preferred Unit embedded derivative. These amounts are antidilutive for the year ended 2020 and on an adjusted fourth quarter basis.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Altus Midstream LP credit facility is unsecured and is not guaranteed by Apache or any of Apache’s other subsidiaries.

	December 31, 2020			December 31, 2019
	Apache	Altus	Apache	Apache	Altus	Apache
	Upstream	Midstream	Consolidated	Upstream	Midstream	Consolidated
Current debt	$2	$—	$2	$1	$10	$11
Long-term debt	8,146	624	8,770	8,159	396	8,555

Total debt	8,148	624	8,772	8,160	406	8,566
Cash and cash equivalents	238	24	262	241	6	247

Net debt	$7,910	$600	$8,510	$7,919	$400	$8,319

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess Apache’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Costs incurred in oil and gas property:
Acquisitions
Proved	$—	$1	$7	$8
Unproved	1	14	4	57
Exploration and development	256	533	1,200	2,464

Total Costs incurred in oil and gas property	$257	$548	$1,211	$2,529

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$257	$548	$1,211	$2,529
Asset retirement obligations settled vs. incurred—oil and gas property	(22)	110	(5)	153
Capitalized interest	—	(8)	—	(32)
Exploration seismic and administration costs	(14)	(16)	(63)	(129)
Less noncontrolling interest—Egypt	(32)	(44)	(155)	(155)

Total Upstream capital investment	$189	$590	$988	$2,366

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities

Cash flows from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net cash provided by operating activities	$498	$304	$778	$1,388	$2,867
Changes in operating assets and liabilities	2	97	42	186	3

Cash flows from operations before changes in operating assets and liabilities	$500	$401	$820	$1,574	$2,870

APACHE CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2020

OIL (Mbbl)
	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2019	324,861	114,404	111,761	551,026
Extensions and Discoveries	17,858	17,855	5,275	40,988
Purchases	—	—	—	—
Revisions	(69,247)	2,541	(4,756)	(71,462)
Production	(32,299)	(27,591)	(18,441)	(78,331)
Sales	(8,721)	—	—	(8,721)

Balance - Dec 31, 2020	232,452	107,209	93,839	433,500

NGL’s (Mbbl)

	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2019	182,363	757	2,977	186,097
Extensions and Discoveries	11,435	97	312	11,844
Purchases	—	—	—	—
Revisions	(469)	264	(207)	(412)
Production	(27,133)	(276)	(709)	(28,118)
Sales	(456)	—	—	(456)

Balance - Dec 31, 2020	165,740	842	2,373	168,955

GAS (MMcf)

	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2019	1,060,978	458,086	122,933	1,641,997
Extensions and Discoveries	60,965	83,718	8,140	152,823
Purchases	—	—	—	—
Revisions	215,166	(19,849)	(33,541)	161,776
Production	(205,594)	(100,348)	(21,032)	(326,974)
Sales	(2,255)	—	—	(2,255)

Balance - Dec 31, 2020	1,129,260	421,607	76,500	1,627,367

TOTAL BOE (Mboe)

	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2019	684,053	191,508	135,227	1,010,788
Extensions and Discoveries	39,454	31,905	6,944	78,303
Purchases	—	—	—	—
Revisions	(33,854)	(502)	(10,554)	(44,910)
Production	(93,698)	(44,592)	(22,655)	(160,945)
Sales	(9,553)	—	—	(9,553)

Balance - Dec 31, 2020	586,402	178,319	108,962	873,683

Proved developed reserves:
Oil (Mbbls)	206,936	95,981	86,566	389,483
NGL’s (Mbbls)	150,599	716	2,053	153,368
Gas (Mboe)	175,459	68,173	11,360	254,992

Balance - Dec 31, 2020 (Mboe)	532,994	164,870	99,979	797,843

(1)	Includes reserves attributable to noncontrolling interest in Egypt.